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                                                                 EXHIBIT (d)(19)

                        PORTFOLIO MANAGEMENT AGREEMENT


     AGREEMENT made this 28 day of December, 1999 between Pacific Life Insurance Company, ("Adviser"), a California corporation, and Capital Guardian Trust Company ("Capital Guardian"), ("Portfolio Manager"), a California Corporation, and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate portfolios, with each such portfolio representing interests in a separate portfolio;

     WHEREAS, the Fund currently offers multiple Portfolios, one of which is designated as the Diversified Research and International Large-Cap Portfolios, such Portfolio together with any other Portfolios subsequently established by the Fund, with respect to which the Fund and Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so, being herein collectively referred to also as the "Portfolios"; and

     WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Advisers Act;

     WHEREAS, Capital Guardian represents and warrants that it is a "bank" as that term is defined in the 1940 Act and the Advisers Act;

     WHEREAS, the Fund has retained the Adviser to render investment advisory services to the Portfolios pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Adviser to engage Portfolio Manager to discharge the Adviser's responsibilities with respect to the investment management of the Portfolio, a copy of which has been provided to the Portfolio Manager and is incorporated by reference herein; and

     WHEREAS, the Fund and the Adviser desire to retain the Portfolio Manager to furnish investment advisory services to one or more Portfolios of the Fund, and the Portfolio Manager is willing to furnish such services to such Portfolio and the Adviser in the manner and on the terms hereinafter set forth; and

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund, the Adviser, and the Portfolio Manager as follows:

     1.  Appointment.  The Fund and the Adviser hereby appoint Capital Guardian
         ------------
to act as Portfolio Manager to the Diversified Research and International Large-Cap Portfolios ("the Portfolios") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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     In the event the Adviser wishes to retain the  Portfolio Manager to render investment advisory services to one or more portfolios other than the Portfolio, the Adviser shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Fund and Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

     2.  Portfolio Manager Duties.  Subject to the supervision of the Fund's
         -------------------------
Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments, including futures contracts and options thereon, for the Portfolio. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolio's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Portfolio, when these transactions should be executed, and what portion of the assets of the Portfolio should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolio. To the extent permitted by the investment policies of the Portfolio, the Portfolio Manager shall make decisions for the Portfolio as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolio. The Portfolio Manager is authorized to exercise tender offers, exchange offers and to vote proxies on behalf of the Fund, each as the Portfolio Manager determines is in the best interest of the Fund. In performing these duties, the Portfolio Manager:

         (a) Will (1) manage the Portfolio so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and
(2) manage the Portfolio so as to ensure compliance by the Portfolio with the diversification requirements of Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. The Adviser will notify the Portfolio Manager of any amendments to the Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. In managing the Portfolio in accordance with these requirements, the Portfolio Manager shall be entitled to receive and act upon advice of counsel to the Fund, counsel to the Adviser, or counsel to the Portfolio Manager that is also acceptable to the Adviser.

         (b) Shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Fund, the Adviser or the Portfolio Manager), (2) with all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts, (3) with any applicable procedures, policies and guidelines adopted by the Fund's Board of Trustees, (4) with the Portfolio's objectives, investment policies and investment restrictions as stated in the Fund's Prospectus and Statement of Additional Information, and (5) with the provisions of the Fund's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until the Adviser delivers any supplements or amendments to the Portfolio Manager, the Portfolio Manager shall

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be fully protected in relying on the Fund's Registration Statement previously furnished to the Portfolio Manager by the Adviser.

         (c) Will: (i) use its best efforts to identify each position in the Portfolio that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Internal Revenue Code, and (ii) make such determinations and inform the Adviser at least annually, (or more often and by such date(s) as the Adviser shall request), of any stock in a PFIC.

         (d) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Portfolio, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolio, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates) overall responsibilities with respect to the Portfolio and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Portfolio through the Portfolio Manager if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolio or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of the Fund, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor.

         (e) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Portfolio as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

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         (f) Will, in connection with the purchase and sale of securities for the Portfolio, together with the Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Fund, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Portfolio, and with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian, and recordkeeping agent, and, if required, the Adviser.

         (g) Will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Portfolio for which the custodian and recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. Portfolio Manager agrees that it will maintain the following records and ledgers and will preserve the following records in the form and for the period prescribed under the 1940 Act:

     1. Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

     2.  Records of securities borrowed and securities loaned by Portfolio
         Manager.

     3. Records of monies borrowed and loaned (together with a record of the collateral therefor and substitutions in such collateral).

     4. Records for each transaction in portfolio securities indicating the broker-dealer, bank or other person with or through which such transactions are effected, including details as to the date of the purchase or sale, the quantity and unit and aggregate price of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

     5. A record of each brokerage order given by or in behalf of each Portfolio for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of each Portfolio.

                                       4
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     6.  A record of all other portfolio purchases or sales showing details comparable to those prescribed in paragraph 5 above.

     7. A record of puts, calls, spreads, straddles, and other options in which the series has any direct or indirect interest or which the series has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the Fund on notices without penalty or cost of any kind); containing, at least, an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

     8. A record for each fiscal quarter, which shall be completed within ten days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter for each Portfolio. The record shall indicate the consideration given to (i) sales of shares of the Fund by brokers or dealers, (ii) the supplying of services or benefits by brokers or dealers to the Fund, its investment adviser or principal underwriter or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record shall show the nature of the services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

     9. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participated in the authorization. There shall be retained as part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities.

         (h) Will make available to the Fund and the Adviser promptly upon request, any of the Portfolio's investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist the Fund and the Adviser to comply with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

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         (i) Will regularly report to the Fund's Board of Trustees on the investment program for the Portfolio and the issuers and securities represented in the Portfolio's portfolio, and will furnish the Fund's Board of Trustees with respect to the Portfolio such periodic and special reports as the Trustees and the Adviser may reasonably request, including, but not limited to, the monthly compliance checklist, monthly tax compliance worksheet, reports regarding compliance with the Fund's procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act of 1940, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with the Portfolio Manager's Code of Ethics, and such other procedures or requirements that the Adviser may request from time to time.

         (j) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Fund and the Adviser will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

         (k) Shall not permit any employee of the Portfolio Manager to have any material connection with the handling of the Portfolio if such employee has:

             (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (i) involving the purchase or sale of any security, (ii) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (iii) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (iv) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act.

             (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be

                                       6
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registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

         (l) Shall provide to Adviser a copy of Portfolio Manager's Form ADV as filed with the Securities and Exchange Commission and a list of persons who Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of Fund assets for the Portfolio.

     3.  Disclosure about Portfolio Manager.  The Portfolio Manager has
         ----------------------------------
reviewed the current Registration Statement for the Fund filed with the SEC and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. On an annual basis, (or more frequently if requested by the Adviser or the Fund's Board of Trustees) the Portfolio Manager agrees to provide the Adviser with current copies of the Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the SEC.

     4.  Expenses.  During the term of this Agreement, the Portfolio Manager
         --------
will pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement. The Portfolio Manager shall not be responsible for any of the following:

         (a) Expenses of all audits by the Fund's independent public accountants;

         (b) Expenses of the Fund's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

         (c) Expenses of the Fund's custodial services including recordkeeping services provided by the custodian;

         (d) Expenses of the Fund's recordkeeping services provided by the recordkeeping agent;

         (e) Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

         (f) Expenses of obtaining portfolio activity reports for each Portfolio;

         (g) Expenses of maintaining the Fund's tax records;

         (h) Salaries and other compensation of any of the Fund's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the

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Portfolio Manager or its subsidiaries or affiliates (except that the Adviser, or any of its subsidiaries or affiliates, shall bear the expense with respect to executive officers and employees, if any, who are officers, directors, stockholders or employees of the Adviser or of its subsidiaries or affiliates);

         (i) Taxes, if any, levied against the Fund or any of its Portfolios;

         (j) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio;

         (k) Costs,  including the interest expenses, of borrowing money;

         (l) Costs and/or fees incident to meetings of the Fund's shareholders, the preparation and mailings of proxy statements, prospectuses, statements of additional information and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund's existence, and the registration of shares with federal and state securities or insurance authorities;

         (m) The Fund's legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

         (n) Costs of printing "share" stock certificates, if any, representing shares of the Fund;

         (o) Trustees' fees and expenses of Trustees of the Fund who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof (except that the Adviser shall bear the expense of any trustee who is an officer, employee, or stockholder of the Adviser or any affiliate thereof);

         (p) The Fund's fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

         (q)  Association membership dues;

         (r) Extraordinary expenses of the Fund as may arise including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Fund to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto (unless Portfolio Manager is responsible for such expenses under Section 14 of this Agreement); and

         (s) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

     5.  Compensation.  For the services provided and the expenses borne by
         ------------
the Portfolio Manager pursuant to this Agreement, the Adviser will pay to the Portfolio Manager a fee in accordance with the Fee Schedule attached to this Agreement. This fee will be computed and accrued daily and payable monthly. These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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     6.  Seed Money.  The Adviser agrees that the Portfolio Manager shall not
         ----------
be responsible for providing money for the initial capitalization of any Portfolio.

     7.  Compliance.
         ----------

         (a) The Portfolio Manager agrees that it shall immediately notify the Adviser and the Fund in the event (i) that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions, (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

         (b) The Adviser agrees that it shall immediately notify the Portfolio Manager in the event (i) that the SEC has censured the Adviser or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder.

     8.  Independent Contractor.  The Portfolio Manager shall for all purposes
         ----------------------
herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless provided herein or authorized from time to time by the Fund, the Portfolio Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed the Fund's Agent.

     9.  Books and Records.  In compliance with the requirements of Rule 31a-3
         -----------------
under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

     10. Cooperation.  Each party to this Agreement agrees to cooperate with
         -----------
each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

     11. Responsibility and Control.  Notwithstanding any other provision of
         --------------------------
this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

     12. Services Not Exclusive.  It is understood that the services of the
         ----------------------
Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities.

     13. Liability.  Except as provided in Section 14 and as may otherwise be
         ---------
required by the 1940 Act or the rules thereunder or other applicable law, the Fund and the Adviser agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of
Section 15 of the 1933 Act, controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement. Notwithstanding the foregoing, the Portfolio Manager may be liable to the Fund for acts of good faith and nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Fund may have under federal or state securities laws.

     14. Indemnification.
         ---------------

         (a) The Portfolio Manager agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Trust which (i) may be based upon any willful misfeasance, bad faith, or gross negligence of, or by reckless disregard of, the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Managers or by any of its directors, officers or employees, or any affiliate acting on behalf of the Portfolio Manager (other than a PL Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Adviser, the Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than a PL Indemnified Person); provided, however, that in no case is the Portfolio Manager's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

         (b) The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Fund which (i) may be based upon any willful misfeasance, bad faith or gross negligence by the Adviser, any of its employees or any affiliate acting on behalf of the Adviser (other than a Portfolio Manager Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering Shares of the Fund or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Fund or the Adviser or any affiliated person of the Adviser by a Portfolio Manager Indemnified Person (other than an Adviser Indemnified Person); provided however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

     15. Duration and Termination.  This Agreement shall become effective as of
         ------------------------
the date of execution first written above, and shall continue in effect for two years from such date and continue thereafter on an annual basis with respect to the Portfolio; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Fund, or (b) by the vote of a majority of the outstanding voting shares of each Portfolio, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Fund, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding shares (as defined in the 1940 Act) of the Portfolio. This Agreement may be terminated:

         (a) by the Fund at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination, by vote of a majority of the entire Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on 60 days' written notice to the Portfolio Manager and the Adviser;

         (b) by the Portfolio Manager at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Adviser and the Fund.

         (c) by the Adviser at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Portfolio Manager and the Fund.

     However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. In the event of termination for any reason, all records of the Portfolio shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such record by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. This Agreement will terminate automatically in event of its assignment (as that term is defined in the 1940 Act), but shall not terminate in connection with any transaction not deemed an assignment within the meaning of Rules 2a-6 under the 1940 Act, or any other rule adopted by the SEC regarding transactions not deemed to be assignments. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(h), 2(j), 9, 10, 11, 13, 14 and 16 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

     16.  Use of Name.
          -----------

         (a) It is understood that the name "Pacific Life Insurance Company" or "Pacific Life", or "Pacific Select Fund" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is an investment adviser to the Fund and/or the Portfolio. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

         (b) It is understood that the name "Capital Guardian Trust Company" or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and that the Adviser has the right to use such name (or derivative or logo), in offering materials of the Fund and/or Portfolio with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a Portfolio Manager to the Fund and/or the Portfolio. Upon termination of this Agreement between the Fund, the Adviser and the Portfolio Manager, the Fund and the Adviser shall forthwith cease to use such name (or derivative or logo).

         (c) Neither the Fund nor the Advisers shall use the Portfolio Manager's name in promotional or sales related materials prepared by or on behalf of the Adviser or the Fund, without prior review and approval by the Portfolio Manager, which may not be unreasonably withheld.

     17.  Limitation of Liability.  A copy of the Amended and Restated
          -----------------------
Agreement and Declaration of Trust for the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The Agreement and Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Fund individually.

     18.  Miscellaneous.
          -------------

         (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

         (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


                                    PACIFIC LIFE INSURANCE COMPANY


Attest: /s/ Audrey L. Milfs         By: /s/ Thomas C. Sutton
---------------------------            ------------------------
Name:   Audrey L. Milfs                Name:   Thomas C. Sutton
Title:  Secretary                      Title:  Chairman of the Board &
                                               Chief Executive Officer

                                    CAPITAL GUARDIAN TRUST COMPANY



Attest: /s/ Wendy Shiroma           By: /s/ Stephen E. Embs
-------------------------              ------------------------
Title: Vice President               Title:  Vice President


                                    PACIFIC SELECT FUND



Attest: /s/ Audrey L. Milfs         By: /s/ Thomas C. Sutton
---------------------------            ------------------------
Name:   Audrey L. Milfs             Name:   Thomas C. Sutton
Title:  Secretary                   Title:  Chairman of the Board & Trustee

                              PACIFIC SELECT FUND
                                 FEE SCHEDULE



The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of each Portfolio at an annual rate equal to:


Diversified Research Portfolio

First $150 million   0.500%
Next $150 million    0.450%
Next $200 million    0.350%
Next $500 million    0.300%
Next $1 billion      0.275%
Excess               0.250%



International Large-Cap Portfolio

First $150 million   0.650%
Next $150 million    0.550%
Next $200 million    0.450%
Next $500 million    0.400%
Next $1 billion      0.375%
Excess               0.350%